Exhibit 10.1

FORM OF

SECURED PROMISSORY NOTE

Principal Amount: $______________	July 22, 2024

FOR VALUE RECEIVED, DUOS EDGE AI, INC., a corporation incorporated under the laws of the State of Florida and located at 7600 Centurion Parkway, Suite 100, Jacksonville, Florida 32256 (the “Borrower”), hereby promises to pay to the order of ________________., having an address at c/o Bleichroeder LP, 1345 Avenue of the Americas, 47th Floor, New York, NY 10105, or its successors or assigns (the “Lender”), the principal amount of __________________________ United States Dollars (US$______________) by no later than the date that is December 31, 2025 (the “Maturity Date”) and to pay interest on the principal amount outstanding hereunder at the rate of ten percent (10%) per annum commencing on the date hereof (“Issuance Date”); provided that, upon the occurrence and during the continuance of an Event of Default (as defined below), the interest rate applicable to the outstanding principal amount shall automatically be increased to a rate equal to eighteen (18%) per annum. This Secured Promissory Note, as may be amended or supplemented from time to time, shall be referred to herein as the “Note”. In connection with this Note, the Guarantor is issuing to the Lender a common stock purchase warrant permitting the Lender to purchase for cash ________________________________ (_______) shares of common stock of the Guarantor at a price per share of $3.00 (the “Warrant”) in the form of Exhibit A hereto.

1. Defined Terms. For purposes of this Note, except as otherwise expressly provided or otherwise defined elsewhere in this Note, or unless the context otherwise requires, the capitalized terms in this Note shall have the meanings assigned to them as follows:

1.1 “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

1.2 “Borrower” shall have the meaning given to it in the preamble hereof.

1.3 “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks in The City of New York are authorized or required to be closed for the conduct of commercial banking business, provided, however, for clarification, federal banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or other similar orders or restrictions or the closure of physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of federal banks in The City of New York generally are open for use by customers on such day.

1.4 “Change of Control” shall mean that (i) the Borrower or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Borrower or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of capital stock of the Borrower, or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of capital stock of the Borrower, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate voting power represented by the issued and outstanding capital stock of the Borrower (other than the Guarantor).

1.5 “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

1.6 “Event of Default” shall have the meaning given to it in Section 3.1.

1.7 “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

1.8 “Guarantor” means Duos Technologies Group, Inc., a Florida corporation.

1.9 “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

1.10 “Lender” shall have the meaning given to it in the preamble hereof.

1.11 “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (ii) the authority or ability of the Borrower or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

1.12 “Maturity Date” shall have the meaning given to it in the preamble hereof.

1.13 “Note” shall have the meaning given to it in the preamble hereof.

1.14 “Obligations” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this Note or any other Transaction Documents, or any other agreement between the Borrower or the Guarantor and the Lender, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

1.15 “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

1.16 “Subsidiary” means any Person in which the Borrower, directly or indirectly, (i) owns or acquires a majority of the outstanding capital stock or other equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries.”

1.17 “Transaction Documents” means this Note, the Security Agreement, the Warrant (including the registration rights in Section 5 thereof) and the Guaranty Agreement.

2.	Payments of Principal and Interest.

2.1 Payment of Principal. The principal amount of this Note shall be paid to the Lender no later than the Maturity Date.

2.2 Payment of Interest. Except as otherwise provided herein, all interest on the principal amount of this Note shall be paid to the Lender no later than the Maturity Date.

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2.3 General Payment Provisions. All payments of principal and interest, if any, on this Note shall be made in lawful money of the United States of America by wire transfer to such account as the Lender may designate by written notice to the Borrower in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day.

2.4 Optional Prepayment. The Borrower may pre-pay this Note without premium or penalty at any time, provided that all payments, including prepayments on this Note, shall be made proportionately to Lender and ________________________ pursuant to the Promissory Note dated as of the date hereof issued to _______________________ in the original principal amount of ______________________________ Dollars ($____________) (the “Parallel Note”).

3.	Defaults and Remedies.

3.1 Events of Default. An “Event of Default” means:

3.1.1	the Borrower shall fail to pay any interest, principal or other charges due under this Note on the date when any such payment shall be due and payable, and such failure continues or remains uncured for ten (10) days following the due date therefor;
3.1.2	the Borrower shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note on the part of the Borrower to be performed, complied with or abided by, and if such failure is curable, such failure continues or remains uncured for ten (10) days following written notice from the Lender to the Borrower;
3.1.3	the Borrower breaches any representation or warranty in any Transaction Document in any material respect (other than representations or warranties subject to material adverse effect or materiality limitations, which may not be breached in any respect);
3.1.4	any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;
3.1.5	the commencement by the Borrower or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Borrower or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Borrower or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

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3.1.6	the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Borrower or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Borrower or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Borrower or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;
3.1.7	there occurs a Change of Control other than by Article 5 hereof;
3.1.8	(A) the Lender’s ability to enforce its rights against the Borrower, the Guarantor or the Collateral is impaired in any material respect, (B) the security interest in the Collateral granted pursuant to the Security Agreement shall not be or shall cease to be a valid and perfected continuing first priority security interest in any Collateral, or (C) the Borrower or the Guarantor asserts that this Note is not a legal, valid and binding obligation of such party, enforceable in accordance with its terms; or
3.1.9	there occurs on Event of Default as defined in any Transaction Document.

3.2 Remedies. Upon the occurrence and during the continuation of an Event of Default that is not timely cured within an applicable cure period hereunder, the Lender may, in its sole discretion, accelerate full repayment of all principal amounts outstanding hereunder, together with accrued interest thereon, together with all attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Lender in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other sums due by the Borrower hereunder, all without any relief whatsoever from any valuation or appraisement laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Lender at law, in equity, or under this Note. Additionally, upon a failure to pay the outstanding principal amount and interest due on this Note upon the Maturity Date, for every thirty (30) calendar days that the Borrower fails to pay such amounts following the Maturity Date, the Guarantor shall issue to the Lender a common stock purchase warrant permitting the Lender to purchase for cash Fifty-One Thousand Eight Hundred Eighteen (51,818) shares of common stock of the Guarantor at a price per share of $3.00, in the form attached hereto as Exhibit A, provided that the Issue Date shall be the date such warrant is actually issued. In the event of a failure to pay for any partial month, the number of additional common stock purchase warrants issuable pursuant to the immediately preceding sentence shall be proportionately reduced. The Borrower further agrees that the Borrower shall remit the proceeds of any financing occurring after the Issuance Date to the Lender to pay down any outstanding principal or interest up to the amounts then owing. If any amount of principal or interest on this Note remains outstanding on or after the date which is twelve (12) months from the Issuance Date, upon the request of the Lender, the Borrower shall cause the number of directors constituting its Board of Directors to be increased by one director and the holders of this Note and the Parallel Note shall have the exclusive right, voting separately as a class, to elect the director to fill such newly created directorship.

4. Representations and Warranties. The Borrower and the Guarantor represent and warrant, jointly and severally:

4.1 Organization. Each of the Guarantor and the Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of Florida and has the full power and authority and all necessary certificates, licenses and approvals: (i) to enter into and execute this Note and to perform all of its Obligations hereunder; and (ii) to own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. Each of the Guarantor and the Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal name of the Borrower is as set forth in the preamble to this Note, and the Borrower does not currently conduct, nor has the Borrower, during the last five (5) years conducted, business under any other name or trade name (except that the Borrower’s legal name was Duos Technologies International, Inc. prior to April 23, 2024).

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4.2 Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower and the Guarantor of this Note and the issuance of the Warrants, and the performance by the Borrower and the Guarantor of all of its Obligations hereunder, have been duly and validly authorized and approved by the Borrower and the Guarantor, pursuant to all applicable Laws and no other action or Consent on the part of its board, shareholders or any other Person is necessary or required by the Borrower and the Guarantor to execute this Note, consummate the transactions contemplated herein, and perform all of its respective Obligations hereunder. This Note has been duly and validly executed by the Borrower and the Guarantor and constitutes the valid and legally binding agreement of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.3 Warrant Shares. The issuance of the Warrant and the shares issuable thereunder (the “Warrant Shares”) are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof and, with respect to the Warrant Shares, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Lender in the Security Agreement and the Guaranty, the offer and issuance by the Guarantor of the Warrant and the Warrant Shares are exempt from registration under the Securities Act of 1933, as amended.

4.4 Application of Takeover Protections; Rights Agreement. The Borrower and Guarantor have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Lender as a result of the transactions contemplated by this Agreement, including, without limitation, the Guarantor’s issuance of the Warrant and the Warrant Shares and the Lender’s ownership of the Warrant and the Warrant Shares. The Guarantor has taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Guarantor or any of its Subsidiaries relating to the transactions contemplated hereby, including the exercise of the Warrants and the acquisition of the Warrant Shares.

4.5 SEC Information. Since January 1, 2022, the Guarantor has filed with or furnished to the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the 1934 Act (all of the foregoing and all other documents filed with the SEC since such date and all exhibits included therein schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Guarantor included in the SEC Documents, including any related notes thereto (the “Financial Statements”), complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Guarantor is not currently contemplating to amend or restate any of the Financial Statements, nor is the Guarantor currently aware of facts or circumstances which would require it to amend or restate any of the Financial Statements. The Guarantor has not been informed by its independent accountants that they recommend that the Guarantor amend or restate any of the Financial Statements or that there is any need for the Guarantor to amend or restate any of the Financial Statements. Since December 31, 2023, there has been no Material Adverse Effect on the Guarantor and its Subsidiaries, taken as a whole.

5.	Covenants.

5.1 Legal Existence. Each of Borrower and the Guarantor shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary and shall at all times continue as a going concern in the business which the Borrower is presently conducting.

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5.2 Notice of Default. The Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Lender in writing of the occurrence of any “Event of Default” or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

5.3 Change of Control. The Borrower, the Guarantor or any of their respective Subsidiaries shall not, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) enter into any similar transaction unless the surviving entity in such Change of Control assumes in writing all of the obligations of the Borrower under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Lender and approved by the Lender prior to the occurrence of such Change of Control.

5.4 Distributions. Each of the Borrower and the Guarantor shall not declare or pay any dividends on its capital stock (other than in shares of its capital stock), or consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person.

5.5 Lock Box. Within 30 days of the execution of this Note, the Borrower shall establish a separate bank account (the “Deposit Account”) which shall be subject to the sole control of the Lender pursuant to a Controlled Account Agreement (as defined in the Security Agreement) into which shall be deposited the sum of all funds raised by the Guarantor’s “at the market” (ATM) facility and received starting on the day following the execution of this Note. The Borrower shall also deposit all revenues received from the EDCs identified as collateral security for this Note pursuant to the Security Agreement. All funds deposited into this account shall be restricted from further use by the Borrower. The Lender, so long as no Event of Default has occurred and is continuing and upon reasonably prior written notice from the Borrower will disburse such funds to pre-pay the principal and accrued interest of this Note without penalty. The funds will be used to pay all accrued interest and then to reduce principal with an associated re-calculated interest payment starting from the day following the repayment of such principal.

5.6 Monthly Statements. The Borrower shall provide to the Lender by the 10th of each month, a summary statement and any supporting documentation, listing the transactions involving revenue received on the EDCs listed in Schedule A to the Security Agreement and identified by serial number therein (the “EDCs”), accrued interest and a listing of receipts from the sale of shares via the ATM facility.

5.7 Disclosure. Upon receipt or delivery by the Borrower of any notice in accordance with the terms of this Note, unless the Borrower has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Guarantor or any of its Subsidiaries, the Guarantor shall promptly after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Borrower believes that a notice contains material, non-public information relating to the Guarantor or any of its Subsidiaries, the Borrower so shall indicate to the Lender contemporaneously with delivery of such notice, and in the absence of any such indication, the Lender shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Guarantor or any of its Subsidiaries. If the Borrower or any of its Subsidiaries provides material non-public information to the Lender that is not simultaneously filed in a Current Report on Form 8-K and the Lender has not agreed to receive such material non-public information, the Borrower and the Guarantor hereby covenant and agree that the Lender shall not have any duty of confidentiality to the Guarantor, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information.

5.8 Use of Proceeds. The Borrower shall use the proceeds under this Note solely to pay for Equipment and any services necessary to complete installation of the EDCs. The Borrower may elect, upon reasonable prior written notice to the Lender, to use any balance remaining to begin production of a 4th EDC which shall be subject to the same terms and conditions as the EDCs except that any revenues derived from such EDC will be proportionally allocated to the Pledged Account (as defined in the Security Agreement) and any balance remaining following such uses shall be available for use by the Borrower at its discretion for general corporate purposes.

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6. Seniority and Security. The Obligations under this Note shall be senior and prior to any other indebtedness or obligations of the Borrower, are and shall continue to be secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the Guaranty) on a continuing first priority basis and neither the Borrower nor the Guarantor shall incur, assume or be liable for any indebtedness for borrowed money or the deferred price of property or services, obligations evidenced by notes, bonds, debentures or other similar instruments or capitalized obligations in respect of any leasing or similar arrangement which would be classified as a capital lease on the balance sheet of such party in accordance with GAAP that is secured by a pari passu or senior lien to the security interest in the Collateral granted pursuant to the Transaction Documents, in each case, without the prior written consent of the Lender which consent shall be at the Lender’s sole discretion.

7.	Miscellaneous.

7.1 Lost or Stolen Note. Upon notice to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Lender to the Borrower in a customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the Note, the Borrower and the Guarantor shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

7.2 Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

7.3 Cancellation. After all principal, accrued interest and other amounts at any time owed on this Note has been indefeasibly paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Borrower for cancellation and shall not be re-issued.

7.4 Entire Agreement and Amendments. This Note and the other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

7.5 Binding Effect. This Note shall be binding upon the Borrower and the Guarantor and their successors and assigns and shall inure to the benefit of the Lender and the successors and assigns of the Lender.

7.6 Governing Law and Venue. The Borrower, the Guarantor and the Lender each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Note or related to any matter which is the subject of or incidental to this Note (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Duval County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Borrower, the Guarantor and the Lender each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Borrower and the Guarantor hereby waive personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Borrower and the Guarantor as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. All terms and provisions hereof and the rights and obligations of the Borrower, the Guarantor and Lender hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without reference to conflict of laws principles.

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7.7 Usury Savings Clause. Notwithstanding any provision in this Note to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Lender hereof, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Lender hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Borrower does not intend or expect to pay, nor does the Lender intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

7.8 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity.

7.9 Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Borrower and the Lender and shall not be construed against any person as the drafter hereof.

7.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

7.11 Notice. Notice shall be given to each party at the address indicated in the preamble or at such other address as provided to the other party in writing.

7.12 Transfer. This Note may be transferred by the Lender without the consent of the Borrower.

7.13 Collection Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Lender otherwise takes action or incurs costs to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Borrower or other proceedings affecting creditors’ rights and involving a claim under this Note, then the Borrower shall pay the costs incurred by the Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Note to be executed on and as of the Issuance Date.

DUOS EDGE AI, INC.,

as Borrower

By: _______________________________

Name: Charles P. Ferry

Title: CEO

DUOS TECHNOLOGIES GROUP, INC.,

as Guarantor

By: _______________________________

Name: Adrian Goldfarb

Title: CFO

Date: July 22, 2024

Principal Amount: $______________

[signature page to Promissory Note]

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EXHIBIT A FORM OF WARRANT

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

DUOS TECHNOLOGIES GROUP, INC.

Warrant Shares: xx	Initial Exercise Date: July __, 2024

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, __________________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from DUOS TECHNOLOGIES GROUP, INC., a Florida corporation (the “Company”), up to [______________ (______)] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meaning set forth in this Section 1.

Affiliate means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

Business Day shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks in The City of New York are authorized or required to be closed for the conduct of commercial banking business, provided, however, for clarification, federal banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter in place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of federal banks in The City of New York generally are open for use by customers on such day.

Common Stock means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

Common Stock Equivalents means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entities the holder thereof to receive, Common Stock.

Person means an individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

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Rule 144 means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Trading Day means a day on which the principal Trading Market is open for trading.

Trading Market means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

Transfer Agent means Continental Stock Transfer & Trust Co., the current transfer agent of the Company, with a mailing address of 1 State Street, Floor 30, New York, New York 10279-0741, and any successor transfer agent of the Company.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto. Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) below) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink- original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $3.00, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at any time after the six-month anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

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(B) = the existing Exercise Price of this Warrant at the time of such exercise; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the OTC Pink published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

On the Termination Date, if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period of delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or the Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100-day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

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e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Adjustment to Exercise Price of 2017 Warrants. In the event the Exercise Price (as defined in the 2017 Warrants) pursuant to the Warrants issued pursuant to the Securities Purchase Agreement entered into by the Company on or about November 24, 2017 is reduced to less than the Exercise Price of this Warrant, the Exercise Price of this Warrant shall be reduced to equal the adjusted Exercise Price of the 2017 Warrants.

g) Adjustment to Purchase Price of 2019 Warrants. In the event the Purchase Price (as defined in the 2019 Warrants) pursuant to the Warrants issued pursuant to the Promissory Note entered into by the Company on or about September 25, 2019, is reduced to less than the Exercise Price, the Exercise Price shall be reduced to equal the adjusted Purchase Price.

h) Notice to Holder.

i. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least five (5) Trading Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4.Transfer of Warrant.

a)Transferability. Subject to compliance with any applicable securities laws this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original issue date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder or transferee and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably acceptable to the Company, to the effect that such transfer does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Registration Rights. The Holder shall be entitled to “piggy back” registration rights covering the Warrant Shares only during such period(s) as there is no effective resale registration statement covering resale of the Holder’s Warrant Shares. The terms of this Section 5 shall survive the exercise of this Warrant for so long as Holder holds any Warrant Shares.

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Section 6. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

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f) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

g) Notices. Subject to Section 3 of this Warrant, any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered by a U.S. nationally recognized overnight courier service to the address specified for the Holder in the Warrant Register.

h) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

i) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

j) Successors and Assigns. Subject to applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

DUOS TECHNOLOGIES GROUP, INC. By: ____________________________ Name: __________________________ Title: ___________________________

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NOTICE OF EXERCISE

TO: DUOS TECHNOLOGIES GROUP, INC.

(1)The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

____________________________________

(4)Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

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[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________

Signature of Authorized Signatory of Investing Entity: ________________________________

Name of Authorized Signatory: _______________________________________

Title of Authorized Signatory:________________________________________

Date: ______________________________

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ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	________________________________________ (Please Print)
Address:	________________________________________ ________________________________________
Phone Number:
Email Address:	________________________________________
Dated:	__________________, _____
Holder’s Signature:	________________________________________
Holder’s Address:	________________________________________ ________________________________________

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